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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Proxy Statement of Vitas Healthcare Corporation which is made part of Amendment No. 2 to the Registration Statement (Form S-4, No. 333-09407) and Prospectus of Apria Healthcare Group Inc. for the registration of 5,830,000 shares of its common stock and to the incorporation by reference therein of our report dated March 6, 1996, with respect to the consolidated financial statements and schedule of Apria Healthcare Group Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                                ERNST & YOUNG LLP


Orange County, California
September 17, 1996